UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d)
                     of the Securities Exchange Act of 1934


Date of Report        (Date of earliest event reported):    October 7, 1998

                               DTI HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Missouri
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                (State or other jurisdiction of incorporation)

                                   333-50049
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                            (Commission File Number)

                                   43-1828147
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                       (IRS Employer Identification No.)


          8112 Maryland Ave., 4th Floor, St. Louis, Missouri 63105
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          (Address of Principal Executive Office)          (Zip Code)

Registrant's telephone number, including area code:      (314) 253-6600





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Item 6.  Resignations of Registrant's Directors.

     At a special meeting of the Board of Directors held on October 7, 1998, James V. O'Donnell, who was named to the Board of Directors of the Registrant in November, 1997, and who also served on the Board of Directors of the Registrant's operating subsidiary, Digital Teleport, Inc., submitted his resignation. In his statement of resignation, Mr. O'Donnell included the following statement which he requested be included in this Report:

         As I discussed with you in special meetings of both Boards today, I believe the companies need to more thoroughly analyze their core business and technology strategies. The present process for developing and reviewing these strategies is inadequate. I also believe that the existing, hierarchical approach to management has severe shortcomings that will continue to thwart the timely development of the companies. Finally, I believe that the basic workplace environment that the companies provide their employees is not conducive to realizing the full potential of the companies or their employees.

     The Board of Directors of the Registrant, in accepting the resignation, expressed the Board's continued commitment to and confidence in the Registrant's overall business and technology strategies. The Board will carefully consider the concerns expressed by Mr. O'Donnell about the ongoing management of the company for purposes of determining potential areas of improvement.

Item 7.  Financial Statements and Exhibits

     C.  Exhibits

                Exhibit 17      Letter re Director Resignation


























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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DTI HOLDINGS, INC.

Date: October 14, 1998                By:   /s/ GARY W. DOUGLASS
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                                      Gary W. Douglass
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer

















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